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Exhibit (a)(1)(iii)

        NOTICE OF GUARANTEED DELIVERY

For Tender of All Outstanding Shares of Common Stock

of

MATTRESS FIRM HOLDING CORP.

at

$64.00 PER SHARE

Pursuant to the Offer to Purchase, dated August 16, 2016,

by

STRIPES ACQUISITION CORP.,

a direct wholly-owned subsidiary of

STRIPES US HOLDING, INC.,

a direct wholly-owned subsidiary of

STEINHOFF INTERNATIONAL HOLDINGS N.V.

        THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 13, 2016 (I.E., THE LAST MOMENT OF THE DAY ON SEPTEMBER 13, 2016), UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

        This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.01 per share (the "Shares"), of Mattress Firm Holding Corp., a Delaware corporation ("Mattress Firm"), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to midnight, New York City time, on September 13, 2016 (i.e., the last moment of the day on September 13, 2016) (the "Expiration Time," unless the Offer is extended pursuant to and in accordance with the terms of the Agreement and Plan of Merger, dated as of August 6, 2016, among Mattress Firm, Steinhoff International Holdings N.V., a company incorporated under the laws of the Netherlands (Naamloze Vennootschap) ("Steinhoff"), Stripes US Holding, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Steinhoff ("HoldCo") and Stripes Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of HoldCo ("Purchaser"), in which event "Expiration Time" will mean the latest time and date at which the Offer, as so extended, will expire and the date on which the Expiration Time occurs is referred to herein as the "Expiration Date") or (iii) time will not permit all required documents to reach the Depositary prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by facsimile transmission, overnight courier or mailed to the Depositary. See Section 3—"Procedures for Tendering Shares" of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By Mail: Computershare C/O Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: Computershare C/O Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021
By Facsimile Transmission
For Eligible Institutions Only
(617) 360-6810
To confirm fax for Eligible Institutions only:
(781) 575-2332 (Call this number ONLY if you are confirming a facsimile transmission)

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3—"PROCEDURES FOR TENDERING SHARES" OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTION THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

        The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver a duly completed and validly executed Letter of Transmittal or an Agent's Message (as defined in Section 3—"Procedures for Tendering Shares" of the Offer to Purchase) and certificates for Shares (or confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in Section 3—"Procedures for Tendering Shares" of the Offer to Purchase)) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

        The undersigned hereby tenders to Stripes Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of Stripes US Holding, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Steinhoff International Holdings N.V., a company incorporated under the laws of the Netherlands (Naamloze Vennootschap), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 16, 2016 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the "Shares") of Mattress Firm Holding Corp., a Delaware corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3—"Procedures for Tendering Shares" of the Offer to Purchase.

Number of Shares and Certificate No(s). (if available)

☐ Check here if Shares will be tendered by book-entry transfer.
Name of Tendering Institution:
DTC Account Number:
Dated:
Name(s) of Record Holder(s):

(Please type or print)
Address(es):
(Zip Code)
Area Code and Tel. No.	(Daytime telephone number)
Signature(s):

 GUARANTEE

(Not to be used for signature guarantee)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other "eligible guarantor institution," as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), hereby guarantees (i) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) delivery to the Depositary, at one of its addresses set forth above, of the certificates evidencing all Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation of the Shares tendered hereby into the Depositary's account at The Depository Trust Company (pursuant to the procedures set forth in Section 3—"Procedures for Tendering Shares" of the Offer to Purchase), in each case together with a duly completed and validly executed Letter of Transmittal, together with any required signature guarantees, or, in the case of book-entry transfers of Shares, either such Letter of Transmittal or an Agent's Message in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal, within three NASDAQ Global Select Market trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:

Address:

(Zip Code)

Area Code and Telephone No.
(Authorized Signature)

Name:

(Please type or print)

Title:

Date:

        NOTE: DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit (a)(1)(iii)
The Depositary for the Offer is
Computershare Trust Company, N.A.
GUARANTEE (Not to be used for signature guarantee)